Exhibit 10.13
                                                                   -------------





                              EMPLOYMENT AGREEMENT



         This Agreement is made and entered into as of the 1st day of January, 2005, by and between SOUTHERN CONNECTICUT BANCORP., INC. and its subsidiary, THE BANK OF SOUTHERN CONNECTICUT, INC., having its principal place of business in New Haven, Connecticut (hereinafter referred to as the "Employer") and MICHAEL
M. CIABURRI, residing in Guilford, Connecticut (hereinafter referred to as the "Employee").

                               W I T N E S S E T H

         WHEREAS, the Employee is experienced in the operation and management of a bank; and

         WHEREAS, the Employer desires to secure the services of the Employee on the terms herein set forth; and

         WHEREAS, the Employee is willing to enter into this Agreement on said terms;

         NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby mutually covenant and agree as follows:

         1. Employment. The Employer agrees to employ the Employee as President and Chief Operating Officer of the Employer for the Term of Employment as defined in Section 2, and the Employee accepts said employment and agrees to serve in such capacity upon the terms and conditions hereinafter set forth.

         2. Term of Employment. The Term of Employment shall commence on January 1, 2005, and shall end on December 31, 2006. The Term of Employment shall be extended for a third year through December 31, 2007, unless the Employer notifies the Employee in writing of its desire to terminate the Agreement before July 1, 2006. Notwithstanding the foregoing, the Term of Employment shall end if sooner terminated as provided in Section 5.

         3. Duties of Employment. The Employee agrees that, so long as he shall be employed by the Employer, the Employee shall perform all duties assigned or delegated to him under the by laws of the Employer or from


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time to time by the  Board of  Directors  of the  Employer  consistent  with his position as President and Chief Operating Officer of the Employer or as designated below, and shall be responsible for and perform all acts and services customarily associated with such position including the overall management of the Employer, devoting his full time, best efforts and attention to the advancement of the interests and business of the Employer. The Employee shall also serve as a member of the Board of Directors of the Employer. The Employee shall not be engaged in or concerned with any other duties or pursuits which are competitive or inconsistent with the interests and business of the Employer. It is understood that the Employee may have other directorships which may, from time to time, require minor portions of his time but which shall not interfere or be inconsistent with his duties hereunder;

PROVIDED, HOWEVER, that each such directorship shall be subject to the approval of the Board of Directors of the Employer, which approval shall not be unreasonably withheld. In the event of the retirement or termination for any reason of the Chief Executive Officer of the Employer, the Employer agrees to give consideration to selecting the Employee as Chief Executive Officer; provided, however, that the selection of Chief Executive Officer shall be in the sole discretion of the Board of Directors of the Employer and nothing herein shall be construed as requiring the Board of Directors to select the Employee as the Chief Executive Officer.

         4. Compensation. During the Term of Employment, the Employer shall pay to the Employee as compensation for the services to be rendered by him hereunder the following:

         (a) The Employer shall pay to the Employee a base salary at the rate of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) from January 1, 2005 to December 31, 2005. The Employer shall pay to the Employee a base salary of ONE HUNDRED FIFTY SEVEN THOUSAND FIVE HUNDRED DOLLARS ($157,500.00) for the calendar year 2006 and ONE HUNDRED SIXTY SIX THOUSAND DOLLARS ($166,000.00) for the calendar year 2007, if the Agreement is extended for the third year. Such compensation shall be payable in accordance with normal payroll practices of the Employer.

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         (b)      In  addition  to the base  salary set forth in (a) above,  the
                  Employee shall be entitled to salary increases and other such merit bonuses reflecting job performance achievements, and/or such other form(s) of merit compensation, as the Board of Directors of the Employer may in its discretion determine at
                  the  end  of  each  calendar   year(s)  during  such  Term  of
                  Employment.  The Board of Directors  may establish one or more
                  individual  or  corporate   goals  for  each  such  year,  the
                  achievement of which may be made a condition to the payment of such additional compensation to the Employee. Such goals shall include the value of the stock of Southern Connecticut Bancorp., Inc. and the examination rating of the bank among other factors. Any such additional goals shall be communicated to the Employee and shall be stated to be a condition to payment of such additional compensation.

         (c) At the end of each month during the term of this Agreement, the Employer shall reimburse the Employee for reasonable and business related travel and entertainment expenses, bank related education, other ordinary business expenses and convention expenses incurred by Employee in the course of performing his duties for the Employer hereunder.

         (d) The Employer shall provide group life insurance, comprehensive health insurance and Major Medical coverage for the Employee comparable to such coverage provided for officers of the Employer generally. The Employee shall be eligible to participate in any profit sharing plan or Section 401(k) plan of the Employer in accordance with the terms thereof.

         (e) The Employer shall pay for the lease payments not in excess of $650 per month, insurance and personal property tax on the Employee's car and for all other reasonable car expenses related to the business activities of the Employer.
         (f) The Employer shall pay the monthly membership fee of the Employee at the Quinnipiack Club in New Haven, Connecticut.

         5.       Termination of Employment.
                  --------------------------

         (a) The Employer shall have the right to terminate this Agreement upon the occurrence of any one of the following events:

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                  (1)      The  Employee's  conviction  of a felony or any other
                           crime involving the Employee's morals or honesty.

                  (2) Dereliction in the performance of the Employee's duties hereunder.

                  (3) Failure of the Employee to adhere to the policies set forth by the Board of Directors of the Employer.

                  (4)      Failure of the Employee to qualify for a bond.

                  (5) Death, total disability, or drug abuse or alcoholism, which prevents the Employee from performing his functions under this Agreement.

         (b) In the event the Employee's position as President and Chief Operating Officer shall end or the Employee's responsibilities shall be significantly reduced as a result of a "Business Combination", (1) the Employer shall pay the Employee a lump sum payment of an amount equal to three times the total of his current base annual compensation plus the amount of his bonus for the prior calendar year. Such payment shall be in addition to any compensation otherwise due the Employee under the following subparagraph (c) or any other provision of this Agreement; and (2) all of the Employee's stock options previously granted to the Employee by the Employer shall immediately become fully vested. A "Business Combination" for purposes of this Agreement shall be defined as the sale by the Employer of all or substantially all of its assets, the acquisition of fifty-one percent (51%) of the Employer's outstanding voting stock, or the merger of the Employer with another corporation as a result of which the Employer is not the surviving entity.

         (c) In the event of a termination of employment of the Employee by the Employer (including a termination under subparagraph 5(b) above) other than a termination stated in subparagraph 5(a), the Employee shall be entitled to his compensation benefits under subparagraph 4(a) of this Agreement for the balance of the unexpired term of employment as such term exists immediately before such termination to be paid ratably over the balance of said term.

         In the event of a termination under this Section 5, the Employee shall not be entitled to any compensation and benefits under this Agreement after such termination other than any benefits which have accrued and are unpaid upon the date of termination.


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         6.  Vacation.  During the Term of  Employment,  the  Employee  shall be entitled each year to a vacation of at least three (3) weeks, and during such time his compensation shall be paid in full. The period of vacation selected each year shall be with approval of the Employer and the Chief Executive Officer. Vacation time which is not taken by the Employee in any year may not be accumulated or carried over from year to year. The Employee shall be entitled to be paid for any accrued vacation time after termination of the Employee's employment hereunder for the year of the Employee's termination. Normal bank holidays, seminars or convention attendance, teaching at banking schools or speaking engagements shall not be considered as part of the Employee's vacation period. The Employee shall comply with any banking regulations relating to the scheduling of vacation time.

         7.  Incentive  Stock  Options.   No  further  incentive  stock  options
("ISO's") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to purchase common stock in Southern Connecticut Bancorp, Inc. under the stock option plan adopted for employees of the Employer have been promised the Employee. Any further grant of stock options shall be in the sole and absolute discretion of the Board of Directors of the Employer based upon criteria to be established by the Board of Directors

          8. Notices. All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person to the Employee or to the Secretary of the Employer and Elmer Laydon, or if mailed, postage prepaid, registered or certified mail, addressed, in the case of the Employee, to his last known address as carried on the personnel records of the Employer, and, in the case of the Employer, to the corporate headquarters, attention of the Secretary and to Elmer Laydon at his place of business, or to such other address as the party to be notified may specify by notice to the other party.

         9. Successors and Assigns. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding (except as to the positions and duties of the Employee) upon the successors and assigns of the Employer, including, without limitation, any corporation, individual or other person or entity which may acquire all or substantially all of the assets and business of Employer, or of any division of the Employer for which the Employee has primary management responsibility, or with or into which


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the Employer may be consolidated  or merged or any surviving  corporation in any merger involving the Employer.

         10. Arbitration. Any dispute which may arise between the parties hereto shall be submitted to binding arbitration in New Haven, Connecticut, in accordance with the Rules of the American Arbitration Association provided that any such dispute shall first be submitted to the Employer's Board of Directors in an effort to resolve such dispute without resort to arbitration. Each party shall designate an arbitrator and the two arbitrators shall designate a third arbitrator. The three arbitrators shall decide each dispute. In any dispute which is submitted to arbitration, the arbitration costs and attorney's fees of the prevailing party shall be paid by the other party.

         11. Severability. If any of the terms or conditions of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such term or condition shall be deemed severable from the remainder of this Agreement, and the other terms and conditions of this Agreement shall continue to be valid and enforceable.

         12. Construction. This Agreement shall be construed under the laws of the State of Connecticut. Words of the masculine gender mean and include correlative words of the feminine gender. Section headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.


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         IN WITNESS  WHEREOF,  Employer has caused this Agreement to be executed by a duly authorized officer and Employee has hereunto set his hand, the day first above written.

Witnesses:                               EMPLOYER:
                                         SOUTHERN CONNECTICUT BANCORP, INC.
                                         THE BANK OF SOUTHERN CONNECTICUT, INC.

/S/ Jorge L. Perez                       By /S/ Elmer Laydon
------------------                       -------------------
                                         ELMER LAYDON
                                         Its Vice Chairman

                                         EMPLOYEE:

/S/ Jorge L. Perez                       /S/ Michael M. Ciaburri
------------------                       -----------------------
                                         MICHAEL M. CIABURRI


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STATE OF CONNECTICUT )
                     ) ss.:  New Haven
COUNTY OF NEW HAVEN  )


                                         On this the 20th day of January,  2005,
before me, the undersigned officer, personally appeared ELMER LAYDON, known to me (or satisfactorily proven) to be the person whose name subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained, as his free act and deed.


                           /S/ Rosemarie A. Romano
                           -----------------------
                           Commissioner of the Superior Court/
                           Notary Public


STATE OF CONNECTICUT )
                     ) ss.:  New Haven
COUNTY OF NEW HAVEN  )


                                         On this the 20th day of January,  2005,
before me, the undersigned officer, personally appeared MICHAEL M. CIABURRI, known to me (or satisfactorily proven) to be the person whose name subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained, as his free act and deed.


                           /S/ Rosemarie A. Romano
                           -----------------------
                           Commissioner of the Superior Court/
                           Notary Public


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